Exhibit 10.1

CONSENT, dated as of February 9, 2018 (this “Consent”), under the Credit Agreement, dated as of February 3, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Sprint Communications, Inc. (the “Borrower”), the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the Borrower and the Administrative Agent acting with the consent of the Required Lenders hereby agree as follows:

1. Defined Terms. Except as otherwise defined in this Consent, terms defined in the Credit Agreement are used herein as defined therein.

2. Consents.

(a) The Borrower’s guaranty on a senior unsecured basis of Indebtedness of the Parent Guarantor consisting of senior unsecured notes issued by the Parent Guarantor shall be permitted pursuant to Section 6.01(p)(i) of the Credit Agreement, it being understood, for the avoidance of doubt, (i) any such guaranties shall not be included as Relevant Obligations, and (ii) after giving effect to any such guaranty, the Borrower shall be in pro forma compliance with the Financial Covenants (whether or not in effect) immediately after giving effect thereto, based on the financial statements most recently delivered pursuant to Section 5.01(a) or (b), recomputed on a pro forma basis.

(b) The Administrative Agent, including in, but not limited to, its capacity as the Controlling Party (under and as defined in the Collateral Trust Agreement), is authorized to effect the release of the property of the Borrower from the Collateral (this clause (b), for the avoidance of doubt, not applying to any other Loan Parties), and to take such actions as it deems reasonably advisable to effect such release and/or the intent of this clause (b) (including the proviso below), including entering into any certificates, directions or other documentation or making or authorizing any filings; provided that any such release shall automatically cease to be effective and the Borrower’s property shall be deemed to not have been released from the Collateral in the event the Borrower (i) creates, incurs, assumes or suffers to exist any Lien (other than Liens granted under the Loan Documents) upon any of the Borrower’s property, whether now owned or hereafter acquired except Permitted Encumbrances or Liens described in Section 6.02(c), (i), (j), (k), and/or (q) of the Credit Agreement or (ii) engages in any material business operations other than those of the type engaged in as of the date hereof or directly owns any material assets other than (1) the Equity Interests in Subsidiary Guarantors, (2) in connection with the incurrence of Indebtedness or other obligations otherwise permitted under the Credit Agreement, (3) cash, Permitted Investments and receivables (which, if intercompany receivables, are owed to the Borrower by Subsidiary Guarantors) in the ordinary course of business consistent with past practice and/or (4) in connection with Sale and Leaseback Transactions otherwise permitted under the Credit Agreement.

3. Effectiveness of Consent. This Consent shall become effective as of the date (the “Effective Date”) the Administrative Agent shall have received:

(a) counterparts of this Consent executed by the Borrower and the Administrative Agent (acting with the consent of the Required Lenders); and

(b) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that submits its consent hereto to the Administrative Agent prior to 5:00 p.m. New York City Time on February 9, 2018, a consent fee described on Schedule I hereto, based on the aggregate principal amount of Term Loans and Revolving Credit Commitments held by such consenting Lender as of the effectiveness of this Consent.

4. Continuing Effect; No Other Consents; No Novation. Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, Issuing Banks or Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Each Loan Party acknowledges and agrees that, except as expressly set forth herein with respect to the Borrower, all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Consent. Nothing herein shall be deemed to entitle the Loan Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Consent shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document. This Consent shall constitute a Loan Document.

5. Representations and Warranties. The Borrower hereby represents and warrants that on the Effective Date, immediately before and after giving effect to this Consent:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty is true and correct as of such specific date); and

(b) no Default has occurred and is continuing.

6. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Consent, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7. Counterparts. This Consent may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent by email or facsimile transmission or other electronic means (including electronic mail) shall be effective as delivery of an original executed counterpart of this Consent.

8. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

SPRINT COMMUNICATIONS, INC.,
as Borrower

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

[Signature Page to Sprint Consent]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent acting with the consent of the Required Lenders

By:	/s/ Bruce Borden

Name:	Bruce Borden
Title:	Executive Director

[Signature Page to Sprint Consent]